Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 2, 2007, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries, and to the use of our report dated April 9, 2007, with respect to the financial statements of the Variable Annuity Account XVII - ClassicStrategies Variable Annuity, in Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-111589) and Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-21481) of the SBL Variable Annuity Account XVII and the related Statement of Additional Information accompanying the Prospectus for the ClassicStrategies Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 24, 2007